Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES NET INCOME OF $30.6 MILLION AND DILUTED EARNINGS PER SHARE OF $0.69

NORWICH, NY (July 22, 2019) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for both the three and six months ended June 30, 2019.

Net income for the three months ended June 30, 2019 was $30.6 million, up 4.9% from $29.1 million for the first quarter of 2019 and up 8.7% from $28.1 million for the second quarter of 2018. Diluted earnings per share for the three months ended June 30, 2019 was $0.69, as compared with $0.66 for the prior quarter, an increase of 4.5%, and $0.64 for the second quarter of 2018, an increase of 7.8%.

Net income for the six months ended June 30, 2019 was $59.7 million, up 10.3% from $54.1 million for the same period last year. Diluted earnings per share for the six months ended June 30, 2019 was $1.35, as compared with $1.23 for the same period in 2018, an increase of 9.8%.

Highlights:

•	Quarterly diluted earnings per share up 4.5% from prior quarter and up 7.8% from prior year

•	Quarter-to-date net income up 4.9% from prior quarter and up 8.7% from prior year

•	FTE net interest margin of 3.63% for the six months ended June 30, 2019, up 6 bps from 2018

•	Full cycle deposit beta of 14.7% through the quarter ending June 30, 2019[1]

•	Tangible equity ratio of 8.41%, up 93 bps from the second quarter of 2018

“For the first six months of 2019, we achieved double-digit year-over-year growth with earnings per share and net income up 10% over the same period in 2018,” said NBT President and CEO John H. Watt, Jr. “Positive trends in net interest income and tangible capital growth demonstrate we are effectively managing our business and growing earnings while investing in our long-term strategies. Our team remains focused on building shareholder value by delivering a great customer experience. Relentless focus on process improvement and digitization will permit reinvestment of the productivity gains created into the customer experience.”

1 The change in the Company’s quarterly deposit costs from December 31, 2015 to June 30, 2019 of 0.33% divided by the change in Federal Reserve’s target fed funds rate from December 2015 to June 2019 of 2.25%

Net interest income was $78.6 million for the second quarter of 2019, up $0.9 million, or 1.2%, from the previous quarter. The fully taxable equivalent (“FTE”) net interest margin was 3.61% for the three months ended June 30, 2019, down 3 basis points (“bps”) from the previous quarter, as higher funding costs on average interest-bearing liabilities were partially offset by higher average interest-earning assets. Interest income increased $1.9 million, or 2.1%, as the yield on average interest-earning assets of 4.28% was comparable to the prior quarter, while average interest-earning assets of $8.8 billion increased $70 million compared with the prior quarter. Interest expense was up $1.0 million, or 7.0%, as the cost of interest-bearing liabilities increased 4 bps to 0.96% for the quarter ended June 30, 2019, driven by interest-bearing deposit costs increasing 8 bps, partially offset by the 6 bp decrease in short-term borrowings cost.

Net interest income was $78.6 million for the second quarter of 2019, up $2.9 million, or 3.8%, from the second quarter of 2018. The FTE net interest margin of 3.61% was up 4 bps from the second quarter of 2018. Interest income increased $8.5 million, or 10.0%, as the yield on average interest-earning assets increased 29 bps from the same period in 2018, and average interest-earning assets increased $209.7 million, or 2.4%, primarily due to a $207.6 million increase in average loans. Interest expense increased $5.6 million, as the cost of interest-bearing liabilities increased 35 bps, driven by interest-bearing deposit costs increasing 38 bps combined with a 39 bp increase in short-term borrowing costs.

Net interest income for the first six months of 2019 was $156.3 million, up $7.1 million, or 4.8%, from the same period in 2018. FTE net interest margin of 3.63% for the six months ended June 30, 2019, was up from 3.57% for the same period in 2018. Average interest-earning assets were up $261.6 million, or 3.1% for the six months ended June 30, 2019, as compared to the same period in 2018, driven by a $250.7 million increase in loans. Interest income increased $19.1 million, or 11.5%, due to the increase in earning assets combined with a 30 bp improvement in loan yields. Interest expense was up $12.0 million, for the six months ended June 30, 2019 as compared to the same period in 2018 as the cost of interest-bearing liabilities increased 38 bps, driven by interest-bearing deposit costs increasing 38 bps combined with a 55 bp increase in short-term borrowing costs. The Federal Reserve has raised its target fed funds rate nine times from December 2015 through June 2019 for a total increase of 225 bps. During this same cycle of increasing rates, the Company’s average cost of deposits increased by 33 bps, resulting in a full cycle deposit beta of 14.7%.

Noninterest income for the three months ended June 30, 2019 was $34.2 million, up $0.4 million, or 1.2%, from the prior quarter and comparable with the second quarter of 2018. The increase from the prior quarter was primarily driven by higher ATM and debit card fees due to an increase in the number of accounts and usage and other noninterest income due to higher swap fee income that was partially offset by lower seasonal insurance and other financial services revenue.

Noninterest income for the six months ended June 30, 2019 was $68.1 million, up $2.6 million, or 4.0%, from the same period in 2018. The increase from the prior year was driven by higher retirement plan administration fees due to the acquisition of Retirement Plan Services, LLC “RPS” in the second quarter of 2018 and higher ATM and debit card fees due to an increase in the number of accounts and usage that was partially offset by lower trust income and other noninterest income due to lower non-recurring gains recognized in the first six months of 2019.

Noninterest expense for the three months ended June 30, 2019 was $66.2 million, down $2.2 million, or 3.3%, from the prior quarter and up $1.3 million, or 2.1%, from the second quarter of 2018. The decrease from the prior quarter was primarily driven by lower seasonal occupancy expenses and timing of equity-based compensation and other noninterest expense items. The increase from the second quarter of 2018 was driven by increases in salaries and employee benefits expense and equipment expense. Salaries and employee benefits expense increased from the second quarter of 2018 due to wage increases and higher incentive compensation.

Noninterest expense for the six months ended June 30, 2019 was $134.7 million, up $5.5 million, or 4.3%, from the same period in 2018. The increase from the prior year was driven by higher salaries and employee benefits, equipment expense and other noninterest expenses in the first half of 2019 as compared to the same period of 2018. The increase in salaries and employee benefits was primarily due to the RPS acquisition in the second quarter of 2018 and the timing of incentive compensation and wage increases.

Income tax expense for the three months ended June 30, 2019 was $8.8 million, up $0.7 million from the prior quarter and up $0.7 million from the second quarter of 2018. The effective tax rate of 22.4% for the second quarter of 2019 was up from 21.8% for the first quarter of 2019 and comparable to the second quarter of 2018. The increase in income tax expense from the prior quarter and from the second quarter of 2018 was primarily due to a higher level of taxable income.

Income tax expense for the six months ended June 30, 2019 was $16.9 million, up $1.8 million, or 11.9%, from the same period of 2018. The effective tax rate of 22.1% for the first six months of 2019 was up from 21.8% for the same period in the prior year. The increase in income tax expense from the prior year was due to a higher level of taxable income.

Asset Quality

Net charge-offs of $6.5 million for the three months ended June 30, 2019 were down as compared to $6.9 million for the prior quarter and comparable to the second quarter of 2018. Provision expense was higher at $7.3 million for the three months ended June 30, 2019, as compared with $5.8 million for the prior quarter and down from $8.8 million for the second quarter of 2018. Annualized net charge-offs to average loans for the second quarter of 2019 was 0.38%, down from 0.41% for the prior quarter and down from 0.39% for the second quarter of 2018.

Net charge-offs of $13.4 million for the six months ended June 30, 2019 compared to $13.3 million for the same period of 2018. Provision expense was $13.1 million for the six months ended June 30, 2019, as compared with $16.3 million for the same period of 2018. Annualized net charge-offs to average loans for the first six months of 2019 was 0.39% as compared with 0.40% for the first six months of 2018.

Nonperforming loans to total loans was 0.39% at June 30, 2019, down 3 bps from 0.42% at March 31, 2019 and up 1 bp from 0.38% at June 30, 2018. Past due loans as a percentage of total loans were 0.52% at June 30, 2019, comparable to March 31, 2019 and up from 0.50% at June 30, 2018.

The allowance for loan losses totaled $72.2 million at June 30, 2019, compared to $71.4 million at March 31, 2019 and $72.5 million at June 30, 2018. The allowance for loan losses as a percentage of loans was 1.04% (1.08% excluding acquired loans) at June 30, 2019, compared to 1.04% (1.09% excluding acquired loans) at March 31, 2019 and 1.06% (1.11% excluding acquired loans) at June 30, 2018.

Balance Sheet

Total assets were $9.6 billion at June 30, 2019, comparable to December 31, 2018. Loans were $7.0 billion at June 30, 2019, up $75.6 million from December 31, 2018. In the first half of 2019, loan growth in commercial and commercial real estate was partially offset by run-off in our consumer portfolios. Total deposits were $7.6 billion at June 30, 2019, up $225.5 million, or 3.1%, from December 31, 2018, reflecting growth in core and municipal deposits. Stockholders’ equity was $1.1 billion, representing a total equity-to-total assets ratio of 11.15% at June 30, 2019, compared with $1.0 billion or a total equity-to-total assets ratio of 10.65% at December 31, 2018.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $9.6 billion at June 30, 2019. The Company primarily operates through NBT Bank, N.A., a full-service community bank and through two financial services companies. NBT Bank, N.A. has 149 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Retirement Plan Services, based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressures among depository and other financial institutions may increase significantly, including as a result of competitors having greater financial resources than NBT; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect business and results; (6) NBT’s ability to successfully integrate acquired businesses and employees; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings, equity and assets as well as providing a FTE yield on securities and loans. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2019		2018
Profitability:	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Diluted earnings per share	$0.69	$0.66	$0.65	$0.68	$0.64
Weighted average diluted common shares outstanding	44,120,377	44,081,086	44,059,796	44,050,557	44,016,940
Return on average assets (1)	1.28%	1.24%	1.20%	1.25%	1.21%
Return on average equity (1)	11.63%	11.52%	11.34%	11.96%	11.64%
Return on average tangible common equity (1)(3)	16.38%	16.45%	16.37%	17.42%	17.08%
Net interest margin (1)(2)	3.61%	3.64%	3.61%	3.57%	3.57%

	6 Months ended June 30,
Profitability:	2019	2018
Diluted earnings per share	$1.35	$1.23
Weighted average diluted common shares outstanding	44,096,681	43,991,731
Return on average assets (1)	1.26%	1.18%
Return on average equity (1)	11.57%	11.32%
Return on average tangible common equity (1)(4)	16.41%	16.52%
Net interest margin (1)(2)	3.63%	3.57%

(1) Annualized.
(2) Calculated on a FTE basis.
(3) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2019		2018
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Net income	$30,555	$29,127	$28,652	$29,807	$28,121
Amortization of intangible assets (net of tax)	670	726	734	791	822
Net income, excluding intangibles amortization	$31,225	$29,853	$29,386	$30,598	$28,943

Average stockholders' equity	$1,053,750	$1,025,753	$1,002,822	$988,551	$969,029
Less: average goodwill and other intangibles	288,930	289,913	290,854	291,814	289,250
Average tangible common equity	$764,820	$735,840	$711,968	$696,737	$679,779

(4) Non-GAAP measure - excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	6 Months ended June 30,
	2019	2018
Net income	$59,682	$54,107
Amortization of intangible assets (net of tax)	1,396	1,508
Net income, excluding intangibles amortization	$61,078	$55,615

Average stockholders' equity	$1,039,829	$964,064
Less: average goodwill and other intangibles	289,419	285,161
Average tangible common equity	$750,410	$678,903

Note: Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2019		2018
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Balance sheet data:
Securities available for sale	$979,696	$951,859	$998,496	$1,101,074	$1,192,939
Securities held to maturity	744,601	780,565	783,599	659,949	544,163
Net loans	6,891,108	6,818,907	6,815,204	6,814,457	6,785,721
Total assets	9,635,718	9,533,510	9,556,363	9,547,284	9,467,138
Total deposits	7,593,706	7,617,659	7,368,211	7,441,290	7,344,449
Total borrowings	794,829	719,775	1,046,616	986,656	1,028,971
Total liabilities	8,560,895	8,499,455	8,538,454	8,553,129	8,488,209
Stockholders' equity	1,074,823	1,034,055	1,017,909	994,155	978,929

Asset quality:
Nonaccrual loans	$24,669	$25,632	$25,487	$23,301	$24,006
90 days past due and still accruing	2,387	3,335	5,085	4,734	2,209
Total nonperforming loans	27,056	28,967	30,572	28,035	26,215
Other real estate owned	2,203	2,222	2,441	3,271	4,349
Total nonperforming assets	29,259	31,189	33,013	31,306	30,564
Allowance for loan losses	72,165	71,405	72,505	72,805	72,450

Asset quality ratios (total):
Allowance for loan losses to total loans	1.04%	1.04%	1.05%	1.06%	1.06%
Total nonperforming loans to total loans	0.39%	0.42%	0.44%	0.41%	0.38%
Total nonperforming assets to total assets	0.30%	0.33%	0.35%	0.33%	0.32%
Allowance for loan losses to total nonperforming loans	266.72%	246.50%	237.16%	259.69%	276.37%
Past due loans to total loans	0.52%	0.52%	0.55%	0.53%	0.50%
Net charge-offs to average loans (1)	0.38%	0.41%	0.39%	0.33%	0.39%

Asset quality ratios (originated) (2):
Allowance for loan losses to loans	1.08%	1.09%	1.10%	1.11%	1.11%
Nonperforming loans to loans	0.38%	0.41%	0.43%	0.39%	0.36%
Allowance for loan losses to nonperforming loans	287.67%	265.63%	254.92%	285.86%	306.08%
Past due loans to loans	0.52%	0.52%	0.56%	0.53%	0.50%

Capital:
Equity to assets	11.15%	10.85%	10.65%	10.41%	10.34%
Tangible equity ratio (3)	8.41%	8.06%	7.85%	7.59%	7.48%
Book value per share	$24.56	$23.64	$23.31	$22.77	$22.43
Tangible book value per share (4)	$17.97	$17.02	$16.66	$16.10	$15.73
Tier 1 leverage ratio	9.88%	9.62%	9.52%	9.36%	9.25%
Common equity tier 1 capital ratio	10.95%	10.69%	10.49%	10.28%	10.04%
Tier 1 capital ratio	12.24%	11.99%	11.79%	11.58%	11.35%
Total risk-based capital ratio	13.21%	12.98%	12.78%	12.58%	12.34%
Common stock price (end of period)	$37.51	$36.01	$34.59	$38.38	$38.15

(1) Annualized.
(2) Non-GAAP measure - Excludes acquired loans.
(3) Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets.
(4) Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

Assets	June 30, 2019	December 31, 2018
Cash and due from banks	$150,154	$175,550
Short-term interest bearing accounts	39,278	5,405
Equity securities, at fair value	26,298	23,053
Securities available for sale, at fair value	979,696	998,496
Securities held to maturity (fair value $754,995 and $778,675, respectively)	744,601	783,599
Federal Reserve and Federal Home Loan Bank stock	45,996	53,229
Loans held for sale	15,662	6,943
Loans	6,963,273	6,887,709
Less allowance for loan losses	72,165	72,505
Net loans	$6,891,108	$6,815,204
Premises and equipment, net	76,652	78,970
Goodwill	274,769	274,769
Intangible assets, net	13,738	15,599
Bank owned life insurance	180,042	177,479
Other assets	197,724	148,067
Total assets	$9,635,718	$9,556,363

Liabilities and stockholders' equity
Demand (noninterest bearing)	$2,336,776	$2,361,099
Savings, NOW and money market	4,280,363	4,076,434
Time	976,567	930,678
Total deposits	$7,593,706	$7,368,211
Short-term borrowings	609,366	871,696
Long-term debt	84,267	73,724
Junior subordinated debt	101,196	101,196
Other liabilities	172,360	123,627
Total liabilities	$8,560,895	$8,538,454

Total stockholders' equity	$1,074,823	$1,017,909

Total liabilities and stockholders' equity	$9,635,718	$9,556,363

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Interest, fee and dividend income
Interest and fees on loans	$81,271	$74,172	$160,592	$144,615
Securities available for sale	6,031	7,003	11,953	13,929
Securities held to maturity	5,089	2,811	10,306	5,436
Other	842	781	1,726	1,547
Total interest, fee and dividend income	$93,233	$84,767	$184,577	$165,527
Interest expense
Deposits	$10,234	$5,079	$19,060	$9,010
Short-term borrowings	2,760	2,455	5,997	4,421
Long-term debt	471	452	893	928
Junior subordinated debt	1,141	1,040	2,309	1,941
Total interest expense	$14,606	$9,026	$28,259	$16,300
Net interest income	$78,627	$75,741	$156,318	$149,227
Provision for loan losses	7,277	8,778	13,084	16,274
Net interest income after provision for loan losses	$71,350	$66,963	$143,234	$132,953
Noninterest income
Insurance and other financial services revenue	$5,938	$5,826	$12,694	$12,330
Service charges on deposit accounts	4,224	4,246	8,460	8,218
ATM and debit card fees	6,156	5,816	11,681	11,089
Retirement plan administration fees	7,836	7,296	15,570	12,635
Trust	4,731	5,265	9,282	10,143
Bank owned life insurance income	1,186	1,217	2,563	2,564
Net securities (losses) gains	(69)	91	(12)	163
Other	4,239	4,401	7,824	8,293
Total noninterest income	$34,241	$34,158	$68,062	$65,435
Noninterest expense
Salaries and employee benefits	$38,567	$37,726	$77,923	$74,293
Occupancy	5,443	5,535	11,718	11,654
Data processing and communications	4,693	4,508	9,107	8,787
Professional fees and outside services	3,359	3,336	7,027	6,828
Equipment	4,518	4,151	9,275	8,189
Office supplies and postage	1,577	1,504	3,168	3,077
FDIC expense	949	1,092	1,966	2,293
Advertising	641	700	1,144	1,037
Amortization of intangible assets	893	1,096	1,861	2,010
Loan collection and other real estate owned, net	961	908	1,746	2,245
Other	4,630	4,332	9,756	8,747
Total noninterest expense	$66,231	$64,888	$134,691	$129,160
Income before income tax expense	$39,360	$36,233	$76,605	$69,228
Income tax expense	8,805	8,112	16,923	15,121
Net income	$30,555	$28,121	$59,682	$54,107
Earnings Per Share
Basic	$0.70	$0.64	$1.36	$1.24
Diluted	$0.69	$0.64	$1.35	$1.23

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2019		2018
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest, fee and dividend income
Interest and fees on loans	$81,271	$79,321	$78,963	$77,249	$74,172
Securities available for sale	6,031	5,922	6,332	6,659	7,003
Securities held to maturity	5,089	5,217	4,344	3,462	2,811
Other	842	884	885	834	781
Total interest, fee and dividend income	$93,233	$91,344	$90,524	$88,204	$84,767
Interest expense
Deposits	$10,234	$8,826	$6,977	$6,157	$5,079
Short-term borrowings	2,760	3,237	3,131	3,000	2,455
Long-term debt	471	422	431	431	452
Junior subordinated debt	1,141	1,168	1,110	1,089	1,040
Total interest expense	$14,606	$13,653	$11,649	$10,677	$9,026
Net interest income	$78,627	$77,691	$78,875	$77,527	$75,741
Provision for loan losses	7,277	5,807	6,528	6,026	8,778
Net interest income after provision for loan losses	$71,350	$71,884	$72,347	$71,501	$66,963
Noninterest income
Insurance and other financial services revenue	$5,938	$6,756	$5,843	$6,172	$5,826
Service charges on deposit accounts	4,224	4,236	4,503	4,503	4,246
ATM and debit card fees	6,156	5,525	5,704	5,906	5,816
Retirement plan administration fees	7,836	7,734	7,113	7,244	7,296
Trust	4,731	4,551	4,573	4,808	5,265
Bank owned life insurance income	1,186	1,377	1,239	1,288	1,217
Net securities (losses) gains	(69)	57	(6,916)	412	91
Other	4,239	3,585	3,887	3,048	4,401
Total noninterest income	$34,241	$33,821	$25,946	$33,381	$34,158
Noninterest expense
Salaries and employee benefits	$38,567	$39,356	$38,998	$38,394	$37,726
Occupancy	5,443	6,275	5,284	5,380	5,535
Data processing and communications	4,693	4,414	4,431	4,434	4,508
Professional fees and outside services	3,359	3,668	3,968	3,580	3,336
Equipment	4,518	4,757	4,529	4,319	4,151
Office supplies and postage	1,577	1,591	1,564	1,563	1,504
FDIC expense	949	1,017	1,135	1,223	1,092
Advertising	641	503	1,006	739	700
Amortization of intangible assets	893	968	978	1,054	1,096
Loan collection and other real estate owned, net	961	785	738	1,234	908
Other	4,630	5,126	6,273	4,577	4,332
Total noninterest expense	$66,231	$68,460	$68,904	$66,497	$64,888
Income before income tax expense	$39,360	$37,245	$29,389	$38,385	$36,233
Income tax expense	8,805	8,118	737	8,578	8,112
Net income	$30,555	$29,127	$28,652	$29,807	$28,121
Earnings Per Share
Basic	$0.70	$0.67	$0.66	$0.68	$0.64
Diluted	$0.69	$0.66	$0.65	$0.68	$0.64

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q2 - 2019		Q1 - 2019		Q4 - 2018		Q3 - 2018		Q2 - 2018
Assets
Short-term interest bearing accounts	$25,783	1.28%	$9,065	4.07%	$3,780	5.25%	$3,328	6.08%	$3,574	5.16%
Securities available for sale (1) (3)	981,079	2.47%	984,704	2.45%	1,104,198	2.29%	1,197,910	2.22%	1,266,304	2.23%
Securities held to maturity (1) (3)	770,651	2.83%	782,570	2.90%	688,840	2.73%	591,220	2.58%	503,501	2.50%
Investment in FRB and FHLB Banks	46,179	6.60%	49,152	6.54%	47,689	6.95%	50,107	6.20%	48,184	6.12%
Loans (2) (3)	6,958,299	4.69%	6,886,672	4.68%	6,876,341	4.56%	6,839,565	4.49%	6,750,710	4.41%
Total interest earning assets	$8,781,991	4.28%	$8,712,163	4.28%	$8,720,848	4.14%	$8,682,130	4.05%	$8,572,273	3.99%
Other assets	816,748		795,585		769,302		776,219		766,604
Total assets	$9,598,739		$9,507,748		$9,490,150		$9,458,349		$9,338,877

Liabilities and stockholders' equity
Money market deposit accounts	$1,916,045	1.16%	$1,804,053	0.99%	$1,745,980	0.65%	$1,724,853	0.58%	$1,699,956	0.43%
NOW deposit accounts	1,127,413	0.13%	1,135,213	0.16%	1,166,383	0.18%	1,164,513	0.17%	1,222,889	0.16%
Savings deposits	1,282,084	0.06%	1,252,042	0.06%	1,250,703	0.06%	1,279,520	0.06%	1,289,062	0.06%
Time deposits	953,698	1.73%	942,457	1.64%	921,252	1.47%	881,792	1.33%	858,080	1.22%
Total interest bearing deposits	$5,279,240	0.78%	$5,133,765	0.70%	$5,084,318	0.54%	$5,050,678	0.48%	$5,069,987	0.40%
Short-term borrowings	620,898	1.78%	712,306	1.84%	724,693	1.71%	766,372	1.55%	706,694	1.39%
Long-term debt	82,414	2.29%	73,707	2.32%	73,735	2.32%	73,762	2.32%	84,676	2.14%
Junior subordinated debt	101,196	4.52%	101,196	4.68%	101,196	4.35%	101,196	4.27%	101,196	4.12%
Total interest bearing liabilities	$6,083,748	0.96%	$6,020,974	0.92%	$5,983,942	0.77%	$5,992,008	0.71%	$5,962,553	0.61%
Demand deposits	2,298,867		2,309,531		2,373,235		2,356,216		2,294,023
Other liabilities	162,374		151,490		130,151		121,574		113,272
Stockholders' equity	1,053,750		1,025,753		1,002,822		988,551		969,029
Total liabilities and stockholders' equity	$9,598,739		$9,507,748		$9,490,150		$9,458,349		$9,338,877

Interest rate spread		3.32%		3.36%		3.37%		3.34%		3.38%
Net interest margin (FTE) (3)		3.61%		3.64%		3.61%		3.57%		3.57%

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
(3) Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%. The total amount of adjustment to present yields on a FTE basis is $445, $500, $535, $529 and $478 for the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018, respectively.

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Six Months ended June 30,	2019			2018
Assets
Short-term interest bearing accounts	$17,471	$174	2.01%	$3,198	$82	5.17%
Securities available for sale (1) (3)	982,881	11,984	2.46%	1,269,949	14,017	2.23%
Securities held to maturity (1) (3)	776,577	11,043	2.87%	492,996	6,081	2.49%
Investment in FRB and FHLB Banks	47,657	1,552	6.57%	47,518	1,465	6.22%
Loans (2) (3)	6,922,684	160,768	4.68%	6,672,016	144,825	4.38%
Total interest earning assets	$8,747,270	$185,521	4.28%	$8,485,677	$166,470	3.96%
Other assets	806,225			756,444
Total assets	$9,553,495			$9,242,121

Liabilities and stockholders' equity
Money market deposit accounts	$1,860,358	$9,974	1.08%	$1,677,755	$2,933	0.35%
NOW deposit accounts	1,131,291	817	0.15%	1,216,992	882	0.15%
Savings deposits	1,267,146	362	0.06%	1,268,859	354	0.06%
Time deposits	948,109	7,907	1.68%	830,671	4,841	1.18%
Total interest bearing deposits	$5,206,904	$19,060	0.74%	$4,994,277	$9,010	0.36%
Short-term borrowings	666,349	5,997	1.81%	709,442	4,421	1.26%
Long-term debt	78,085	893	2.31%	86,749	928	2.16%
Junior subordinated debt	101,196	2,309	4.60%	101,196	1,941	3.87%
Total interest bearing liabilities	$6,052,534	$28,259	0.94%	$5,891,664	$16,300	0.56%
Demand deposits	2,304,169			2,277,083
Other liabilities	156,963			109,310
Stockholders' equity	1,039,829			964,064
Total liabilities and stockholders' equity	$9,553,495			$9,242,121
Net interest income (FTE)		$157,262			$150,170
Interest rate spread			3.34%			3.40%
Net interest margin (FTE) (3)			3.63%			3.57%
Taxable equivalent adjustment		$944			$943
Net interest income		$156,318			$149,227

(1) Securities are shown at average amortized cost.
(2) For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
(3) Interest income for tax-exempt securities and loans has been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

NBT Bancorp Inc. and Subsidiaries
Consolidated Loan Balances
(unaudited, dollars in thousands)

	2019		2018
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Commercial	$1,299,784	$1,306,551	$1,291,568	$1,310,262	$1,299,437
Commercial real estate	2,025,280	1,943,931	1,930,742	1,902,315	1,891,119
Residential real estate mortgages	1,404,079	1,390,411	1,380,836	1,373,487	1,350,336
Dealer finance	1,189,670	1,191,111	1,216,144	1,229,700	1,252,843
Specialty lending	519,974	529,144	524,928	521,396	507,151
Home equity	456,754	463,582	474,566	480,761	488,493
Other consumer	67,732	65,582	68,925	69,341	68,792
Total loans	$6,963,273	$6,890,312	$6,887,709	$6,887,262	$6,858,171